GARMATEX TRADEMARK & TECHNOLOGY LICENSE AGREEMENT

This Agreement ("License") is effective as of March 9, 2017 ("Effective Date").

This License is by and between:

GARMATEX TECHNOLOGIES, INC., a British Columbia corporation having a business address at Suite 1500 – 1055 West Georgia St., Vancouver, British Columbia ("GARMATEX");

-and-

GARMATEX HOLDINGS LTD., a company incorporated under the laws of the State of Nevada, U.S.A. ("Licensee")

(each a "Party" and, collectively, the "Parties").

Whereas

A. GARMATEX has agreed to supply and/or cause its authorized suppliers to supply Licensee with the proprietary fabrics and technologies described in Appendix 'A' to this License ("Fabrics and Technologies"), to be used by Licensee.

B. Licensee has agreed to manufacture products ("Products") using the Fabrics and Technologies and, subject to the terms and conditions hereof, to sell the Products under the GARMATEX trademarks and logos listed in Appendix 'B' to this License ("Trademarks") as well as under its own trademarks or logos and/or the trademarks or logos of its third party licensor partners, if any.

Now, therefore, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GARMATEX and Licensee agree as follows:

1. GRANT

(a) Subject to the terms and conditions set out herein, GARMATEX grants to Licensee a royalty-free license throughout the Territory to use the Trademarks and all related language as contained on the GARMATEX website www.garmatex.com ("Garmatex Marketing Materials") in manufacture, sales, marketing and distribution for the Products during the Term in all of Licensee's channels of distribution.

(b) Subject to the terms and conditions set out herein, GARMATEX grants to Licensee a royalty-free license throughout the Territory to use the Fabrics and

Technologies in manufacture, sales, marketing and distribution for the Products during the Term in all of Licensee's channels of distribution.

(c) Licensee may not grant any sub-licenses to any party without the prior written consent of GARMATEX. In the event GARMATEX consents to any sub-license rights, any Licensee sub-license must receive prior written consent from GARMATEX. Notwithstanding anything to the contrary herein, it is understood and agreed that (i) Licensee's sales and distribution of Products in the Territory may be delegated to entities under common ownership and control with Licensee and (ii) Licensee shall not be precluded from using third party manufacturers to manufacture any Products.

2. TERRITORY

(a) The territory is the entire world ("Territory").

3. TRADEMARK RIGHTS OWNERSHIP

(a) Licensee acknowledges that GARMATEX is the owner of the Trademarks and any use of the Trademarks by Licensee is subject to the terms of this License. Licensee will not challenge any right, title or interest of GARMATEX to the Trademarks.

(b) Licensee will not represent that it is the owner of any of the Trademarks or the intellectual property rights in the Fabrics and Technologies.

(c) In the event Licensee becomes aware that a third party is using the Trademarks without license from GARMATEX, Licensee will notify GARMATEX and will cooperate fully, at the option and expense of GARMATEX, with efforts by GARMATEX to enforce its rights against such third party.

4. TERM AND TERMINATION

(a) This License is for an initial term of two years from the Effective Date ("Term"), and may be renewed upon mutual agreement, in writing, for additional two-year terms.

5. PRODUCT MARKING AND TRADEMARK USE

(a) Licensee is required to use the Trademarks only in the form provided by GARMATEX, and only on the Products or on any associated hangtags, labels, packaging, or associated materials or in association with marketing of the Products unless otherwise agreed to in writing by Garmatex.

(b) All Products sold in packaging will display the Trademarks corresponding to the Fabrics and Technologies used in the Products and a statement of ownership by

GARMATEX of the Trademarks in the following format: <*Name of Fabric and Technologies used in the production of the Product*> are registered trademarks of Garmatex Technologies, Inc. ("Statement of Ownership") unless otherwise agreed to in writing by Garmatex.

(c) All Products not sold in packaging will display a hangtag referencing the GARMATEX Fabrics and Technologies used in the Products ("Hangtag"), in the form depicted in Appendix 'C' or in a form to be determined by both Parties prior to production of the Hangtag. Licensor will provide Hangtag at no charge based on one Hangtag unit per linear yard of fabric purchased and additional Hangtag units will be provided and charged to Licensee at USD $0.15 cents per unit, unless otherwise agreed to in writing by Garmatex.

(d) Licensee will not modify any of the Trademarks or the Hangtag and will not use the Trademarks with the trademarks of any third parties, except with the prior written consent of GARMATEX.

(e) Licensee will not use any trademarks or trade names so resembling the Trademarks as to be likely to cause confusion.

6. ASSIGNMENT AND TRANSFER

(a) GARMATEX may assign this License to any affiliated party.

(b) This License is not assignable or transferable by Licensee without the written consent of GARMATEX.

(c) This License will be binding on and inure to the benefit of any successors in interest of GARMATEX or Licensee or successors of either.

7. INDEMNIFICATION

(a) GARMATEX agrees to defend, indemnify, and hold harmless Licensee, its affiliates, and their respective directors, officers, employees, agents, customers, successors and assigns (collectively, "Licensee Indemnitees") from and against any and all claims, demands, loss, liability, damage, penalty and expense (including, without limitation, reasonable attorneys' fees or court costs) incurred by Licensee Indemnitees as a result of (1) any breach or alleged breach by GARMATEX of its obligations, representations or warranties under this License; (2) any allegation of personal injury, illness, property damage and/or death caused, in whole or in part, by contact with and/or use of the Fabrics and Technologies (unless, and then only to the extent, caused by the willful misconduct or gross negligence of a Licensee Indemnitee); (3) any allegation related to a violation of Applicable Laws by GARMATEX; (4) any product recall or market withdrawal of any Products as required or requested by a federal, state or other regulatory agency due to any

actual or alleged failure of the Fabrics and Technologies or the Garmatex Marketing Materials to comply with the Applicable Laws; or (5) unauthorized use by GARMATEX of any patent, process, method or device or out of the infringement by GARMATEX of any copyright, trademark, service mark, trade name, patent, or libel or invasion of the right of privacy, contract, publicity or other property rights of any other party.

(b) Licensee agrees to defend, indemnify, and hold harmless GARMATEX from and against any and all claims, demands, loss, liability, damage, penalty and expense (including, without limitation, reasonable attorneys' fees or court costs) incurred by GARMATEX as a result of any breach or alleged breach by Licensee of its obligations, representations or warranties under this License.

8. WARRANTY AND DISCLAIMER OF WARRANTIES

(a) GARMATEX warrants that it will comply with all applicable foreign, domestic federal, state, and local laws, executive orders, regulations and standards applicable to GARMATEX's operations, related to quality, safety and compliance, and related to industry quality and safety standards including without limitation voluntary industry standards such as those published by ASTM or ANSI ("Applicable Laws").

(b) GARMATEX warrants that the Garmatex Marketing Materials are true and accurate in all respects and comply with all Applicable Laws.

(c) GARMATEX warrants that the Fabrics and Technologies furnished in connection with this License (i) will be fit and sufficient for the intended use of such Fabrics and Technologies, (ii) will be merchantable, of good quality and free from defects, whether patent or latent, and (iii) will be free from defects in design or production.

(d) The Parties make no representations, promises, warranties, covenants or undertakings other than those contained in this License. The failure of either Party to enforce, or the delay by either Party in enforcing any of its rights under this License, will not be deemed a waiver or modification of the License by such Party or of any of its rights under this License, and either Party, within the time provided by the applicable law, may commence appropriate legal proceedings to enforce any or all of its rights under this License, and any prior failure to enforce or delay enforcement will not constitute a defence.

9. CONFIDENTIALITY AND PUBLICITY

(a) Each Party agrees not to disclose the terms or substance of this License to any third party without the prior written consent of the other Party; provided that if a Party is confronted with legal or regulatory action or a court order to disclose the terms or substance of this License, then such Party shall provide the other Party

with notice and a reasonable opportunity to quash the legal inquiry before responding. Each Party further agrees that it will not issue any press release or publish or authorize any publicity or information of any kind regarding this License without the prior written consent of the other Party.

10. NOTICES

(a) All notices must be sent via e-mail with confirmed answer-back or delivery receipt, or mailed by prepaid registered mail return receipt requested or by an overnight carrier such as Federal Express, to the Parties as shown below:

If to GARMATEX:

Suite 1500 – 1055 West Georgia St., Vancouver, British Columbia
Attn: Darren Berezowski
Email: dberezowski@garmatex.com

If to Licensee:

Garmatex Holdings Ltd.
7458 Allison Place
Chilliwack, British Columbia V4Z 1J7

(b) A notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery or, if sent by e-mail, on the day of transmission or, if such day is not a business day, on the first business day following the day of transmission. The Parties may from time to time notify the other in the manner provided in section 11 of a change of address which from the effective date of such notice and until changed by like notice, will be the address of such Party, for all purposes of this License.

11. APPLICABLE LAW

(a) This License will be governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applied in British Columbia.

12. SEVERABILITY

If any provision of this License proves to be or becomes invalid or unenforceable under any applicable law, then that provision will be deemed modified to the extent necessary to renter it valid and enforceable. If the provision may not be so saved, it will be severed and the remainder of this License will remain in full force and effect.

13. ENTIRE AGREEMENT

This License, together with the Appendices hereto, constitutes a single, integrated written contract expressing the entire agreement of the parties concerning the subject matter

hereof. All prior agreements, discussions and negotiations, written or oral, are entirely superseded by this License.

14. COUNTERPARTS

This License may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Transmission by a party of an executed counterparty by facsimile and/or electronic mail shall be deemed to constitute due and sufficient delivery of an original signature.

IN WITNESS WHEREOF, the parties have caused this License to be executed by their duly authorized representatives as of the Effective Date.

GARMATEX TECHNOLOGIES, INC.	**GARMATEX HOLDINGS LTD.**
By: /s/ Darren Berezowski	By: /s/ Devon Loosdrecht.
Name: Darren Berezowski	Name: Devon Loosdrecht
Title: CEO	Title: President
Date: March 9, 2017	Date: March 9, 2017

APPENDIX 'A'

GARMATEX FABRICS AND TECHNOLOGIES

AbsorbSkin™

Bact-Out®

ColdSkin

CoolSkin®

IceSkin™

Kottinu®

MST

RecoverySkin

Prime4orm™

SlimSkin

SteelSkin

SurfSkin

T3®

WarmSkin®

APPENDIX 'B'

GARMATEX TRADEMARKS

Trademark / Logo	**US Reg. No.** / US App. No.	**Canada Reg. No.** / Canada App. No.
AbsorbSkin	86049634	1640697
	---	---
Bact-Out	**4214000**	**TMA937147**
	---	---
ColdSkin	---	---
	---	---
CoolSkin	**3653408**	**TMA734859**
	---	---
Garmatex	**4434719**	**TMA854246**

Trademark	US Reg. No. / US App. No.	Canada Reg. No. / Canada App. No.
GARMATEX THE POWER OF X	**4792805**	**TMA888408**
IceSkin	86104793	1649491
	---	---
Kottinu	**4729908**	**TMA887637**
	---	---
MST	---	---
	---	---
Prime4orm Design	86411826	**TMA888408**
PRIME4ORM™	---	---
Primeform	86411750	**TMA949253**
RecoverySkin	---	---
	---	---

Trademark	**US Reg. No.** / US App. No.	**Canada Reg. No.** / Canada App. No.
SlimSkin	86475613	1704668
	---	---
SteelSkin	85562835	---
	---	---
SurfSkin	86105057	1649505
T3	**4213024**	**TMA870468**
	---	---
The Power of X	86104761	**TMA907129**
WarmSkin	**3653409**	**TMA734858**
	---	---

APPENDIX 'C'

GARMATEX HANGTAG


Revolutionary fabric technologies.
GARMATEX
THE POWER OF
GARMATEX
THE POWER OF
Moisture System Transference
Our proprietary three step microfiber technology uses capillary action to accelerate absorption, transportation and drying of moisture for optimal wearer comfort
Bact-Out
Our proprietary antimicrobial technology enables superior odor and fiber degradation resistance in our fabrics
UPC GOES HERE
garmatex.com